Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Second Quarter 2026 Results

Second Quarter 2026 Financial Highlights

•
GAAP net income available to common shareholders of $271.8 million, or $3.56 per diluted common share, an increase of 26.2% as compared to the second quarter of 2025.
•
Net operating income available to common shareholders(i) of $273.0 million, or $3.57 per diluted common share, an increase of 21.1% as compared to the second quarter of 2025.
•
Second quarter revenue totaled $778.0 million, a 12.9% increase as compared to the second quarter of 2025, and an increase of 5.3% from the first quarter of 2026.
•
Net interest income of $532.5 million, an increase of 14.0% as compared to the second quarter of 2025.
•
Net interest margin on a fully taxable equivalent basis of 3.32%, up 22 basis points from the second quarter of 2025.
•
Noninterest income increased 10.5% to $245.5 million compared to the second quarter of 2025, and increased 19.9% from the first quarter of 2026.
•
Second quarter 2026 return on average assets of 1.55% and return on average common equity of 14.16%.
•
GAAP efficiency ratio improved to 48.4% as compared to 53.4% in the second quarter of 2025.
•
Average loans increased 12.6% on a linked-quarter, annualized basis to $40.6 billion; average loans increased $4.2 billion, or 11.6%, as compared to the second quarter of 2025. End-of-period loans were $41.1 billion at June 30, 2026.
•
Net charge-offs for the second quarter of 2026 totaled $15.9 million, equal to 16 basis points of average loans; nonperforming loans improved to 31 basis points of total loans, from 38 basis points at March 31, 2026.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (July 28, 2026) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the second quarter of 2026 of $271.8 million, or $3.56 per diluted share, compared to $255.6 million, or $3.35 per diluted share, in the first quarter of 2026 (linked quarter) and $215.4 million, or $2.82 per diluted share, in the second quarter of 2025.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure, was $273.0 million, or $3.57 per diluted share, for the second quarter of 2026, compared to $259.8 million, or $3.41 per diluted share, for the linked quarter and $225.4 million, or $2.96 per diluted share, for the second quarter of 2025. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $380.1 million, or $4.97 per diluted share, for the second quarter of 2026, compared to $363.8 million, or $4.76 per diluted share, for the linked quarter, and $309.2 million, or $4.06 per diluted share, for the second quarter of 2025. These operating PTPP results represent a 4.5% increase on a linked-quarter basis and a 22.9% increase compared to the second quarter of 2025.

“Our strong second quarter financial results were once again driven by solid loan growth, exceptional asset quality, and continued strength in our fee income-generating businesses including monetization of investments held in our private investment division,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“Loan growth averaged 12.6% on a linked-quarter annualized basis, driven in large part by continued strength in our commercial and industrial (C&I) lending segments. Average loans exceeded $40 billion for the first time in our history, ending the quarter at $41.1 billion. During the quarter, we also reached a new record for total gross loan production of $2.6 billion, compared to $2.3 billion in the prior quarter. Average C&I loan balances increased 21.6% on a linked-quarter annualized basis to $17.5 billion. At the same time, our net charge-offs averaged a modest 16 basis points of loans, compared to 19 basis points in the prior quarter, while nonperforming loans declined 15.7% from March 31, 2026, to $127.5 million, or 31 basis points of total loans.”

“As we often say, and consistently demonstrate, within the banking industry, UMB operates at the unique intersection of strong organic loan growth with exceptional asset quality. Excluding the impacts of $35.9 million and $51.0 million in purchase accounting accretion benefits in the second and first quarters of 2026, respectively, our core net interest margin increased four basis points sequentially while net interest income increased 2.7%. Fee income in the second quarter increased 19.9% compared to the prior quarter to $245.5 million. This was led by gains on equity positions held in our private investment portfolio, strong fee generation from our fund services, corporate trust and custody businesses, higher 12b-1 fees from growth in off-balance sheet deposit balances, customer swap fees, and card interchange income. Our private investment activity continued to deliver in the second quarter with $27.1 million in net gains from our holdings, primarily Beacon Communications, LLC and fund investment gains related to the public offering of Space Exploration Technologies (SpaceX).”

Mr. Kemper continued, “Finally, we are excited to announce that the board of directors has declared a dividend of $0.50 per common share to be paid on October 1, 2026, which represents a 16.3% increase from prior levels. This increase reflects our continued strong financial performance and our commitment to return value to our shareholders.”

Second quarter 2026 earnings discussion

Note: The acquisition of Heartland Financial USA, Inc. (HTLF) closed on January 31, 2025; as such, financial results for the fiscal periods since that date include the impact from the acquired operations. Financial results for the first quarter and year-to-date 2025 include only two and five months, respectively, of impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q2	Q1	Q2
	2026	2026	2025
Net income (GAAP)	$277,570	$261,438	$217,394
Net income available to common shareholders (GAAP)	271,758	255,625	215,382
Earnings per common share - diluted (GAAP)	3.56	3.35	2.82

Operating pre-tax, pre-provision income (Non-GAAP)(i)	380,071	363,781	309,182
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	4.97	4.76	4.06

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	388,903	372,494	317,473
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	5.09	4.88	4.17

Net operating income available to common shareholders (Non-GAAP)(i)	273,030	259,809	225,379
Operating earnings per common share - diluted (Non-GAAP)(i)	3.57	3.41	2.96

GAAP
Return on average assets	1.55%	1.47%	1.29%
Return on average common equity	14.16	13.70	12.72
Efficiency ratio	48.35	48.38	53.38

Non-GAAP(i)
Operating return on average assets	1.56%	1.50%	1.35%
Operating return on average common equity	14.22	13.93	13.31
Operating efficiency ratio	48.14	47.64	51.48

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	June	June
	YTD	YTD
	2026	2025
Net income (GAAP)	$539,008	$298,727
Net income available to common shareholders (GAAP)	527,383	294,702
Earnings per common share - diluted (GAAP)	6.90	4.16

Operating pre-tax, pre-provision income (Non-GAAP)(i)	743,852	542,475
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	9.74	7.65

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	761,397	558,271
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	9.97	7.87

Net operating income available to common shareholders (Non-GAAP)(i)	532,839	394,257
Operating earnings per common share - diluted (Non-GAAP)(i)	6.98	5.56

GAAP
Return on average assets	1.51%	0.94%
Return on average common equity	13.93	9.67
Efficiency ratio	48.37	58.69

Non-GAAP(i)
Operating return on average assets	1.53%	1.25%
Operating return on average common equity	14.08	12.94
Operating efficiency ratio	47.89	53.31

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Net interest income	$532,525	$534,366	$467,024	$(1,841)	$65,501
Noninterest income:
Trust and securities processing	98,295	94,667	83,263	3,628	15,032
Trading and investment banking	5,314	7,740	6,170	(2,426)	(856)
Service charges on deposit accounts	29,588	29,474	28,865	114	723
Insurance fees and commissions	207	255	189	(48)	18
Brokerage fees	25,400	21,089	20,525	4,311	4,875
Bankcard fees	29,954	28,878	29,018	1,076	936
Investment securities gains, net	27,087	3,046	37,685	24,041	(10,598)
Other	29,660	19,644	16,470	10,016	13,190
Total noninterest income	$245,505	$204,793	$222,185	$40,712	$23,320
Total revenue	$778,030	$739,159	$689,209	$38,871	$88,821
Net interest income (FTE)	$541,357	$543,079	$475,315
Net interest margin (FTE)	3.32%	3.38%	3.10%
Total noninterest income as a % of total revenue	31.6	27.7	32.2

Net interest income

•
Second quarter 2026 net interest income totaled $532.5 million, a decrease of $1.8 million, or 0.3%, from the linked quarter, driven primarily by declines in purchase accounting accretion benefits and interest income on lower federal funds and interest-bearing due from banks balances, alongside an increase in interest expense due to the mix shift in the funding composition within deposit categories. These changes were partially offset by continued organic growth in loans, increased loan fees, benefit from an additional day in the quarter, and favorable rate and mix shifts in earning assets.
•
Average earning assets increased $173.8 million, or 0.3%, from the linked quarter, largely driven by an increase of $1.2 billion in average loans, partially offset by decreases of $506.0 million in average federal funds and resell agreements and $480.6 million in average interest-bearing due from banks.
•
Average interest-bearing liabilities increased $293.6 million, or 0.6%, from the linked quarter, primarily driven by an increase of $401.7 million, or 0.9%, in interest-bearing deposits, partially offset by a decrease of $111.2 million, or 3.1%, in federal funds and repurchase agreements. Average total deposits were flat compared to the linked quarter.
•
Net interest margin for the second quarter was 3.32%, a decrease of six basis points from the linked quarter, due to lower purchase accounting accretion income that impacted the yields on loans, and a lower benefit from free funds, partially offset by a favorable mix shift in earning assets.
•
On a year-over-year basis, net interest income increased $65.5 million, or 14.0%, driven by favorable repricing of deposits in conjunction with lower short-term interest rates, and increases of $4.2 billion, or 11.6%, in average loans and $2.2 billion, or 12.6%, in average securities. These increases were partially offset by a decrease of $2.9 billion, or 44.3%, in average interest-bearing due from banks and $6.3 million in lower purchase accounting accretion income.
•
Average deposits increased 3.5% compared to the second quarter of 2025. Average interest-bearing deposits increased 3.9%, and noninterest-bearing demand deposit balances increased 2.1% compared to the second quarter of 2025. Average demand deposit balances comprised 25.5% of total deposits in the second quarter of 2026, compared to 26.2% in the linked quarter and 25.9% in the second quarter of 2025.

Noninterest income

•
Second quarter 2026 noninterest income increased $40.7 million, or 19.9%, on a linked-quarter basis, largely due to:
o
An increase of $24.0 million in investment securities gains primarily driven by a $17.9 million gain on the sale of a non-marketable security in the second quarter of 2026, coupled with increases of $9.1 million in valuation of the company's non-marketable securities. These increases were partially offset by a $3.0 million gain on the sale of a non-marketable security in the first quarter of 2026.
o
An increase of $11.2 million in company-owned life insurance income, recorded in other income. The increase in company-owned life insurance income was offset by a proportionate increase in deferred compensation as noted below.
o
An increase of $4.3 million in brokerage income due to higher 12b-1 fees and money market income.
o
Increases of $2.4 million in fund services income and $1.1 million in corporate trust income, both recorded in trust and securities processing.
o
The increases noted above were partially offset by a decrease of $2.4 million in trading and investment banking due to decreases in municipal and agency trading activity.

•
Compared to the prior year, noninterest income in the second quarter of 2026 increased $23.3 million, or 10.5%, primarily driven by:

o
An increase of $15.0 million in trust and securities processing driven by increases of $9.1 million in fund services income, $3.9 million in corporate trust income, and $2.0 million in trust income.
o
Increases of $8.8 million in company-owned life insurance income, $2.5 million in bank-owned life insurance income, and $1.0 million in derivative income, all recorded in other income. The increase in company-owned life insurance income was offset by a proportionate increase in deferred compensation as noted below.
o
An increase of $4.9 million in brokerage income due to higher 12b-1 fees and money market income.
o
The increases noted above were partially offset by a decrease of $10.6 million in investment securities gains primarily driven by the pre-tax gain of $29.4 million on the company's investment in Voyager Technologies, Inc., which completed its initial public offering in June 2025, and pre-tax gains of $8.2 million on the sale of two non-marketable securities, all recognized in the second quarter of 2025. This compares to a $17.9 million gain on the sale of a non-marketable security and increases of $9.1 million in valuation of the company's non-marketable securities in the second quarter of 2026.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Salaries and employee benefits	$227,162	$219,681	$213,551	$7,481	$13,611
Occupancy, net	19,277	19,075	18,571	202	706
Equipment	13,942	13,320	16,426	622	(2,484)
Supplies and services	5,504	5,604	6,383	(100)	(879)
Marketing and business development	13,916	13,792	11,344	124	2,572
Processing fees	43,073	42,059	43,638	1,014	(565)
Legal and consulting	14,415	9,087	18,468	5,328	(4,053)
Bankcard	11,873	11,841	12,363	32	(490)
Amortization of other intangible assets	23,460	23,460	25,268	—	(1,808)
Regulatory fees	9,097	8,270	9,259	827	(162)
Other	17,914	14,694	17,897	3,220	17
Total noninterest expense	$399,633	$380,883	$393,168	$18,750	$6,465

•
GAAP noninterest expense for the second quarter of 2026 was $399.6 million, an increase of $18.8 million, or 4.9%, from the linked quarter and $6.5 million, or 1.6%, from the second quarter of 2025. Second quarter 2026 expenses included $1.7 million in total acquisition-related and other nonrecurring costs, compared to $4.4 million in the linked quarter and $13.5 million in the second quarter of 2025. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $398.0 million for the second quarter of 2026, an increase of $22.6 million, or 6.0%, from the linked quarter and an increase of $17.9 million, or 4.7%, from the second quarter of 2025.
•
The linked-quarter increase in GAAP noninterest expense was driven by:
o
An increase of $7.5 million in salaries and employee benefits expense driven by an increase of $6.7 million in salary and bonus expense and a $0.8 million increase in employee benefits. The increase in salary and bonus expense was due to higher salary expense related to annual merit increases beginning in the second quarter and increased bonus expense related to company performance. The increase in employee benefits was driven by a $12.6 million increase in deferred compensation expense, partially offset by a $12.5 million seasonal decrease in payroll taxes, insurance, and 401(k) expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above.
o
An increase of $5.3 million in legal and consulting expense due to the timing of multiple projects, including $1.7 million in non-recurring costs.
o
Increases of $4.1 million in operational losses and $1.0 million in processing fees expense due to increased software subscription costs.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $13.6 million in salaries and employee benefits expense, driven by increases of $12.5 million in employee benefits expense and $1.1 million in salaries and bonus expense. The increase in employee benefits expense is due to increases of $9.9 million in deferred compensation expense and $2.6 million in payroll taxes, insurance, and 401(k) expense. The increase in deferred compensation expense was offset by the increase in company-owned life insurance income noted above. The increase in salaries and bonus expense is due to higher employee salaries as compared to the second quarter of 2025.
o
An increase of $2.6 million in marketing and business development expense, driven by the timing of multiple advertising campaigns and increased travel and entertainment expense.
o
These increases were partially offset by the following decreases:
▪
A decrease of $4.1 million in legal and consulting expense, which included $1.7 million in non-recurring transaction costs as compared to $7.5 million of non-recurring transaction costs in the second quarter of 2025.
▪
A decrease of $2.5 million in equipment expense driven by a decline in software costs.
▪
A decrease of $1.8 million in amortization of intangibles due to reduced amortization of the core deposit intangible recognized from the HTLF acquisition.
•
Second quarter 2026 noninterest expense included $1.7 million in total acquisition-related and other nonrecurring costs, compared to $4.4 million in the linked quarter and $13.5 million in the second quarter of 2025. During the second quarter of 2026, this expense was composed primarily of $1.7 million in legal and consulting expense. During the linked quarter, the $4.4 million in acquisition-related expense was composed primarily of $4.0 million in salaries and employee benefits. During the second quarter of 2025, acquisition-related expense was primarily composed of $7.5 million in legal and consulting expense, $4.3 million in salaries and employee benefits, and $1.1 million in supplies and services expense.

Income taxes

•
The company’s effective tax rate was 20.9% for the six months ended June 30, 2026, compared to 18.8% for the same period in 2025. The increase is mainly due to more favorable discrete tax items in 2025, including a benefit from remeasuring deferred tax assets after the HTLF acquisition increased the state marginal tax rate. Additionally, a smaller proportion of pre-tax income in 2026 was earned from tax-exempt municipal securities.

Balance sheet

•
Average total assets for the second quarter of 2026 were $70.4 billion compared to $70.4 billion for the linked quarter and $66.9 billion for the same period in 2025.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Commercial and industrial (i)	$17,521,531	$16,627,000	$14,293,892	$894,531	$3,227,639
Specialty lending	648,786	534,979	561,669	113,807	87,117
Commercial real estate	16,658,203	16,534,892	16,163,813	123,311	494,390
Consumer real estate	4,498,319	4,433,669	4,255,571	64,650	242,748
Consumer	251,958	247,090	295,118	4,868	(43,160)
Credit cards	787,926	757,471	754,601	30,455	33,325
Leases and other	257,227	248,109	82,089	9,118	175,138
Total loans	$40,623,950	$39,383,210	$36,406,753	$1,240,740	$4,217,197

(i) Commercial and industrial loans include all loans to Non-Depository Financial Institutions (NDFIs).

•
Average loans for the second quarter of 2026 increased $1.2 billion, or 3.2%, on a linked-quarter basis and $4.2 billion, or 11.6%, compared to the second quarter of 2025. These increases reflect continued organic momentum across all geographies.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Securities available for sale:
U.S. Treasury	$2,229,300	$2,264,390	$1,806,041	$(35,090)	$423,259
U.S. Agencies	49,391	54,459	85,969	(5,068)	(36,578)
Mortgage-backed	8,234,937	8,155,646	6,285,195	79,291	1,949,742
State and political subdivisions	2,361,604	2,446,129	2,403,741	(84,525)	(42,137)
Corporates	105,473	158,088	271,915	(52,615)	(166,442)
Collateralized loan obligations	560,322	534,566	553,844	25,756	6,478
Total securities available for sale	$13,541,027	$13,613,278	$11,406,705	$(72,251)	$2,134,322
Securities held to maturity:
U.S. Treasury	$38,258	$38,255	$—	$3	$38,258
U.S. Agencies	—	—	49,643	—	(49,643)
Mortgage-backed	2,427,794	2,482,131	2,439,844	(54,337)	(12,050)
State and political subdivisions	3,231,171	3,177,060	3,108,030	54,111	123,141
Total securities held to maturity	$5,697,223	$5,697,446	$5,597,517	$(223)	$99,706
Trading securities	$26,734	$17,354	$16,693	$9,380	$10,041
Other securities	679,947	697,129	679,212	(17,182)	735
Total securities	$19,944,931	$20,025,207	$17,700,127	$(80,276)	$2,244,804

•
Average total securities decreased 0.4% on a linked-quarter basis and increased 12.7% compared to the second quarter of 2025.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q2	CQ vs.	CQ vs.
	2026	2026	2025	LQ	PY
Deposits:
Noninterest-bearing demand	$14,712,647	$15,103,339	$14,403,211	$(390,692)	$309,436
Interest-bearing demand and savings	39,660,632	38,996,451	37,958,601	664,181	1,702,031
Time deposits	3,211,834	3,474,321	3,287,556	(262,487)	(75,722)
Total deposits	$57,585,113	$57,574,111	$55,649,368	$11,002	$1,935,745
Noninterest bearing deposits as % of total	25.5%	26.2%	25.9%

•
Average deposits remained flat on a linked-quarter basis as seasonal declines in public funds and commercial demand deposit balances were offset by increases in other interest-bearing deposit balances within the commercial banking segment. Average deposits increased 3.5% compared to the second quarter of 2025.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	June 30, 2026	March 31, 2026	June 30, 2025
Total equity	$8,030,793	$7,826,997	$7,285,765
Total common equity	7,748,351	7,538,743	6,885,023
Accumulated other comprehensive loss, net	(371,517)	(331,350)	(442,047)
Book value per common share	102.02	99.22	90.68
Tangible book value per common share (Non-GAAP)(i)	72.03	68.94	59.80

Regulatory capital:
Common equity Tier 1 capital	$5,951,062	$5,685,870	$4,974,093
Tier 1 capital	6,245,128	5,979,936	5,378,860
Total capital	7,172,347	6,892,054	6,438,598

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.45%	11.16%	10.39%
Tier 1 risk-based capital ratio	12.02	11.74	11.24
Total risk-based capital ratio	13.80	13.53	13.46
Tier 1 leverage ratio	9.11	8.73	8.34

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
In the second quarter of 2026, the company repurchased 38,158 common shares at a weighted average price of $132.10 for a total repurchase of $5.0 million.
•
At June 30, 2026, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q2	Q1	Q4	Q3	Q2
	2026	2026	2025	2025	2025
Net charge-offs - total loans	$15,861	$18,929	$12,654	$18,383	$15,462
Net loan charge-offs as a % of total average loans	0.16%	0.19%	0.13%	0.20%	0.17%
Loans over 90 days past due	$13,715	$14,924	$18,403	$6,131	$6,813
Loans over 90 days past due as a % of total loans	0.03%	0.04%	0.05%	0.02%	0.02%
Nonaccrual and restructured loans	$127,526	$151,250	$144,666	$131,965	$97,029
Nonaccrual and restructured loans as a % of total loans	0.31%	0.38%	0.37%	0.35%	0.26%
Provision for credit losses	$28,000	$27,000	$25,000	$22,500	$21,000

•
Provision for credit losses for the second quarter of 2026 increased $1.0 million from the linked quarter and $7.0 million from the second quarter of 2025. The change in provision expense is driven by ongoing recalibrations of econometric loss models and general portfolio trends in the current periods as compared to the prior periods.
•
Net charge-offs for the second quarter totaled $15.9 million, or 0.16% of average loans, compared to $18.9 million, or 0.19% of average loans in the linked quarter, and $15.5 million, or 0.17% of average loans for the second quarter of 2025. Nonperforming loans declined 15.7% to $127.5 million and comprised 31 basis points of total loans, compared to 38 basis points at March 31, 2026.

Conference Call

The company will host a conference call to discuss its second quarter 2026 earnings results on Wednesday, July 29, 2026, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 888-596-4144 or (international) 646-968-2525 and requesting to join the UMB Financial call with conference ID 8227474#. The live webcast may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 2Q 2026 Conference Call

A replay of the conference call may be heard through August 12, 2026, by calling (toll-free) 800-770-2030 or (international) 609-800-9909. The replay access code required for playback is 8227474. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	June 30,
	2026	2025
ASSETS
Loans	$41,149,726	$36,807,933
Allowance for credit losses on loans	(437,376)	(389,918)
Net loans	40,712,350	36,418,015
Loans held for sale	6,800	5,738
Securities:
Available for sale	13,488,159	12,162,688
Held to maturity, net of allowance for credit losses	5,712,430	5,495,182
Trading securities	45,839	24,698
Other securities	693,502	718,815
Total securities	19,939,930	18,401,383
Federal funds sold and resell agreements	928,438	737,191
Interest-bearing due from banks	4,951,010	10,026,186
Cash and due from banks	779,876	1,087,696
Premises and equipment, net	397,352	395,195
Accrued income	347,447	327,390
Goodwill	1,837,594	1,812,694
Other intangibles, net	439,949	531,918
Other assets	1,914,814	2,016,747
Total assets	$72,255,560	$71,760,153

LIABILITIES
Deposits:
Noninterest-bearing demand	$16,177,250	$18,481,469
Interest-bearing demand and savings	40,381,530	38,214,606
Time deposits under $250,000	1,834,890	1,935,968
Time deposits of $250,000 or more	1,373,012	1,354,966
Total deposits	59,766,682	59,987,009
Federal funds purchased and repurchase agreements	3,083,600	2,932,606
Long-term debt	480,126	657,324
Accrued expenses and taxes	360,694	389,669
Other liabilities	533,665	507,780
Total liabilities	64,224,767	64,474,388

SHAREHOLDERS' EQUITY
Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	—	110,705
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,066	294,062
Common stock	78,666	78,666
Capital surplus	4,016,045	4,000,973
Retained earnings	4,197,812	3,409,706
Accumulated other comprehensive loss, net	(371,517)	(442,047)
Treasury stock	(184,279)	(166,300)
Total shareholders' equity	8,030,793	7,285,765
Total liabilities and shareholders' equity	$72,255,560	$71,760,153

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended	Six Months Ended
	June 30,	June 30,

	2026	2025	2026	2025
INTEREST INCOME
Loans	$643,995	$612,414	$1,277,073	$1,139,818
Securities:
Taxable interest	146,593	122,237	291,892	220,533
Tax-exempt interest	35,181	33,024	69,635	62,987
Total securities income	181,774	155,261	361,527	283,520
Federal funds and resell agreements	11,259	8,733	27,322	15,685
Interest-bearing due from banks	33,950	73,874	71,852	148,859
Trading securities	388	255	659	625
Total interest income	871,366	850,537	1,738,433	1,588,507
INTEREST EXPENSE
Deposits	298,927	343,153	591,300	646,559
Federal funds and repurchase agreements	28,953	27,423	58,651	53,213
Other	10,961	12,937	21,591	24,072
Total interest expense	338,841	383,513	671,542	723,844
Net interest income	532,525	467,024	1,066,891	864,663
Provision for credit losses	28,000	21,000	55,000	107,000
Net interest income after provision for credit losses	504,525	446,024	1,011,891	757,663
NONINTEREST INCOME
Trust and securities processing	98,295	83,263	192,962	163,044
Trading and investment banking	5,314	6,170	13,054	12,081
Service charges on deposit accounts	29,588	28,865	59,062	56,322
Insurance fees and commissions	207	189	462	367
Brokerage fees	25,400	20,525	46,489	38,627
Bankcard fees	29,954	29,018	58,832	55,311
Investment securities gains, net	27,087	37,685	30,133	32,903
Other	29,660	16,470	49,304	29,728
Total noninterest income	245,505	222,185	450,298	388,383
NONINTEREST EXPENSE
Salaries and employee benefits	227,162	213,551	446,843	434,949
Occupancy, net	19,277	18,571	38,352	34,640
Equipment	13,942	16,426	27,262	33,374
Supplies and services	5,504	6,383	11,108	11,168
Marketing and business development	13,916	11,344	27,708	19,342
Processing fees	43,073	43,638	85,132	84,488
Legal and consulting	14,415	18,468	23,502	47,074
Bankcard	11,873	12,363	23,714	25,158
Amortization of other intangible assets	23,460	25,268	46,920	42,750
Regulatory fees	9,097	9,259	17,367	17,496
Other	17,914	17,897	32,608	27,516
Total noninterest expense	399,633	393,168	780,516	777,955
Income before income taxes	350,397	275,041	681,673	368,091
Income tax expense	72,827	57,647	142,665	69,364
NET INCOME	277,570	217,394	539,008	298,727
Less: Preferred dividends	5,812	2,012	11,625	4,025
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$271,758	$215,382	$527,383	$294,702

PER SHARE DATA
Net income per common share – basic	$3.58	$2.84	$6.94	$4.18
Net income per common share – diluted	3.56	2.82	6.90	4.16
Dividends per common share	0.43	0.40	0.86	0.80
Weighted average common shares outstanding – basic	75,972,781	75,923,082	76,002,535	70,523,171
Weighted average common shares outstanding – diluted	76,392,233	76,241,798	76,422,437	70,901,635

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$277,570	$217,394	$539,008	$298,727
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(38,499)	43,337	(123,971)	119,572
Less: Reclassification adjustment for net gains included in net income	(26)	(33)	(429)	(423)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	7,290	7,989	14,378	16,279
Change in unrealized gains and losses on debt securities	(31,235)	51,293	(110,022)	135,428
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(22,693)	14,386	(38,746)	37,032
Less: Reclassification adjustment for net (gains) losses included in net income	(426)	2,041	(1,223)	2,017
Change in unrealized gains and losses on derivative hedges	(23,119)	16,427	(39,969)	39,049
Other comprehensive (loss) income, before tax	(54,354)	67,720	(149,991)	174,477
Income tax benefit (expense)	14,187	(17,069)	39,994	(43,474)
Other comprehensive (loss) income	(40,167)	50,651	(109,997)	131,003
Comprehensive income	$237,403	$268,045	$429,011	$429,730

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	298,727	131,003	—	429,730
Cash dividends declared:
Preferred dividends Series A ($350.00 per share)	—	—	—	(4,025)	—	—	(4,025)
Common dividends ($0.80 per share)	—	—	—	(59,944)	—	—	(59,944)
Purchase of treasury stock	—	—	—	—	—	(15,724)	(15,724)
Issuances of equity awards, net of forfeitures	—	—	(16,202)	—	—	17,002	800
Recognition of equity-based compensation	—	—	40,298	—	—	—	40,298
Sale of treasury stock	—	—	169	—	—	143	312
Exercise of stock options	—	—	112	—	—	246	358
Common stock issuance costs	—	—	67,056	—	—	168,085	235,141
Preferred stock issuance	294,062	—	—	—	—	—	294,062
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - June 30, 2025	$404,767	$78,666	$4,000,973	$3,409,706	$(442,047)	$(166,300)	$7,285,765

Balance - January 1, 2026	$294,066	$78,666	$4,011,047	$3,736,413	$(261,520)	$(165,104)	$7,693,568
Total comprehensive income	—	—	—	539,008	(109,997)	—	429,011
Cash dividends declared:
Preferred dividends Series B ($387.50 per share)	—	—	—	(11,625)	—	—	(11,625)
Common dividends ($0.86 per share)	—	—	—	(65,984)	—	—	(65,984)
Purchase of treasury stock	—	—	—	—	—	(37,901)	(37,901)
Issuances of equity awards, net of forfeitures	—	—	(16,259)	—	—	17,983	1,724
Recognition of equity-based compensation	—	—	21,050	—	—	—	21,050
Sale of treasury stock	—	—	142	—	—	150	292
Exercise of stock options	—	—	65	—	—	593	658
Balance - June 30, 2026	$294,066	$78,666	$4,016,045	$4,197,812	$(371,517)	$(184,279)	$8,030,793

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended June 30,
	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$40,623,950	6.36%	$36,406,753	6.75%
Securities:
Taxable	15,580,537	3.77	13,409,940	3.66
Tax-exempt	4,337,660	4.06	4,273,494	3.87
Total securities	19,918,197	3.84	17,683,434	3.71
Federal funds and resell agreements	1,033,826	4.37	684,747	5.12
Interest-bearing due from banks	3,712,165	3.67	6,660,111	4.45
Trading securities	26,734	6.12	16,693	6.54
Total earning assets	65,314,872	5.41	61,451,738	5.61
Allowance for credit losses	(418,985)		(367,919)
Other assets	5,511,562		5,787,982
Total assets	$70,407,449		$66,871,801

Liabilities and Shareholders' Equity
Interest-bearing deposits	$42,872,466	2.80%	$41,246,157	3.34%
Federal funds and repurchase agreements	3,512,241	3.31	2,767,216	3.97
Borrowed funds	478,555	9.19	655,575	7.92
Total interest-bearing liabilities	46,863,262	2.90	44,668,948	3.44
Noninterest-bearing demand deposits	14,712,647		14,403,211
Other liabilities	843,604		839,134
Shareholders' equity	7,987,936		6,960,508
Total liabilities and shareholders' equity	$70,407,449		$66,871,801
Net interest spread		2.51%		2.17%
Net interest margin		3.32		3.10

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Six Months Ended June 30,
	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$40,007,008	6.44%	$34,369,543	6.69%
Securities:
Taxable	15,617,174	3.77	12,557,618	3.54
Tax-exempt	4,345,604	4.04	4,197,951	3.78
Total securities	19,962,778	3.83	16,755,569	3.60
Federal funds and resell agreements	1,285,452	4.29	620,632	5.10
Interest-bearing due from banks	3,951,163	3.67	6,733,977	4.46
Trading securities	22,070	6.30	18,767	7.10
Total earning assets	65,228,471	5.43	58,498,488	5.53
Allowance for credit losses	(418,380)		(344,276)
Other assets	5,605,959		5,285,676
Total assets	$70,416,050		$63,439,888

Liabilities and Shareholders' Equity
Interest-bearing deposits	$42,672,728	2.79%	$39,063,362	3.34%
Federal funds and repurchase agreements	3,567,518	3.32	2,730,267	3.93
Borrowed funds	477,045	9.13	613,236	7.92
Total interest-bearing liabilities	46,717,291	2.90	42,406,865	3.44
Noninterest-bearing demand deposits	14,906,914		13,918,401
Other liabilities	867,597		846,697
Shareholders' equity	7,924,248		6,267,925
Total liabilities and shareholders' equity	$70,416,050		$63,439,888
Net interest spread		2.53%		2.09%
Net interest margin		3.35		3.04

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30, 2026
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$362,575	$79,048	$90,902	$532,525
Provision for credit losses	24,733	627	2,640	28,000
Noninterest income	51,939	129,191	64,375	245,505
Noninterest expense	169,253	122,527	107,853	399,633
Income before taxes	220,528	85,085	44,784	350,397
Income tax expense	45,835	17,684	9,308	72,827
Net income	$174,693	$67,401	$35,476	$277,570

	Three Months Ended June 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$322,619	$66,331	$78,074	$467,024
Provision for credit losses	18,334	430	2,236	21,000
Noninterest income	43,219	107,998	70,968	222,185
Noninterest expense	170,648	105,137	117,383	393,168
Income before taxes	176,856	68,762	29,423	275,041
Income tax expense	37,068	14,412	6,167	57,647
Net income	$139,788	$54,350	$23,256	$217,394

	Six Months Ended June 30, 2026
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$727,917	$156,336	$182,638	$1,066,891
Provision for credit losses	48,510	1,125	5,365	55,000
Noninterest income	98,228	251,020	101,050	450,298
Noninterest expense	334,705	235,458	210,353	780,516
Income before taxes	442,930	170,773	67,970	681,673
Income tax expense	92,699	35,741	14,225	142,665
Net income	$350,231	$135,032	$53,745	$539,008

	Six Months Ended June 30, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$596,536	$127,489	$140,638	$864,663
Provision for credit losses	85,085	865	21,050	107,000
Noninterest income	80,438	211,792	96,153	388,383
Noninterest expense	343,660	212,402	221,893	777,955
Income (loss) before taxes	248,229	126,014	(6,152)	368,091
Income tax expense (benefit)	46,777	23,746	(1,159)	69,364
Net income (loss)	$201,452	$102,268	$(4,993)	$298,727

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at June 30, 2026.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income available to common shareholders (GAAP)	$271,758	$215,382	$527,383	$294,702
Adjustments:
Day 1 acquisition provision expense	—	—	—	62,037
Acquisition expense	1,674	13,494	6,028	66,663
Severance expense	—	373	2,036	818
FDIC special assessment	—	(726)	(885)	(97)
Tax-impact of adjustments (i)	(402)	(3,144)	(1,723)	(29,866)
Total Non-GAAP adjustments (net of tax)	1,272	9,997	5,456	99,555
Net operating income (Non-GAAP)	$273,030	$225,379	$532,839	$394,257

Earnings per common share - diluted (GAAP)	$3.56	$2.82	$6.90	$4.16
Day 1 acquisition provision expense	—	—	—	0.87
Acquisition expense	0.02	0.19	0.08	0.94
Severance expense	—	—	0.03	0.01
FDIC special assessment	—	(0.01)	(0.01)	—
Tax-impact of adjustments (i)	(0.01)	(0.04)	(0.02)	(0.42)
Operating earnings per common share - diluted (Non-GAAP)	$3.57	$2.96	$6.98	$5.56

GAAP
Return on average assets	1.55%	1.29%	1.51%	0.94%
Return on average common equity	14.16	12.72	13.93	9.67

Non-GAAP
Operating return on average assets	1.56%	1.35%	1.53%	1.25%
Operating return on average common equity	14.22	13.31	14.08	12.94

(i) Calculated using the company’s marginal tax rate of 24.0%. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Noninterest expense	$399,633	$393,168	$780,516	$777,955
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	1,674	13,494	6,028	66,663
Severance expense	—	373	2,036	818
FDIC special assessment	—	(726)	(885)	(97)
Total Non-GAAP adjustments (pre-tax)	1,674	13,141	7,179	67,384
Operating noninterest expense (Non-GAAP)	$397,959	$380,027	$773,337	$710,571

Noninterest expense	$399,633	$393,168	$780,516	$777,955
Less: Amortization of other intangibles	23,460	25,268	46,920	42,750
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$376,173	$367,900	$733,596	$735,205

Operating noninterest expense	$397,959	$380,027	$773,337	$710,571
Less: Amortization of other intangibles	23,460	25,268	46,920	42,750
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$374,499	$354,759	$726,417	$667,821

Net interest income	$532,525	$467,024	$1,066,891	$864,663
Noninterest income	245,505	222,185	450,298	388,383
Less: Gains on sales of securities available for sale, net	26	33	429	423
Total Non-GAAP Revenue (denominator A)	$778,004	$689,176	$1,516,760	$1,252,623

Efficiency ratio (numerator A/denominator A)	48.35%	53.38%	48.37%	58.69%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	48.14	51.48	47.89	53.31

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net interest income (GAAP)	$532,525	$467,024	$1,066,891	$864,663
Noninterest income (GAAP)	245,505	222,185	450,298	388,383

Noninterest expense (GAAP)	399,633	393,168	780,516	777,955
Adjustments to arrive at operating noninterest expense:
Acquisition expense	1,674	13,494	6,028	66,663
Severance expense	—	373	2,036	818
FDIC special assessment	—	(726)	(885)	(97)
Total Non-GAAP adjustments	1,674	13,141	7,179	67,384
Operating noninterest expense (Non-GAAP)	397,959	380,027	773,337	710,571
Operating pre-tax, pre-provision income (Non-GAAP)	$380,071	$309,182	$743,852	$542,475

Net interest income earnings per common share - diluted (GAAP)	$6.97	$6.13	$13.96	$12.20
Noninterest income (GAAP)	3.21	2.91	5.89	5.47
Noninterest expense (GAAP)	5.23	5.16	10.21	10.97
Acquisition expense	0.02	0.19	0.08	0.94
Severance expense	—	—	0.03	0.01
FDIC special assessment	—	(0.01)	(0.01)	—
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$4.97	$4.06	$9.74	$7.65

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net interest income (GAAP)	$532,525	$467,024	$1,066,891	$864,663
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,832	8,291	17,545	15,796
Net interest income - FTE (Non-GAAP)	541,357	475,315	1,084,436	880,459

Noninterest income (GAAP)	245,505	222,185	450,298	388,383

Noninterest expense (GAAP)	399,633	393,168	780,516	777,955
Adjustments to arrive at operating noninterest expense:
Acquisition expense	1,674	13,494	6,028	66,663
Severance expense	—	373	2,036	818
FDIC special assessment	—	(726)	(885)	(97)
Total Non-GAAP adjustments	1,674	13,141	7,179	67,384
Operating noninterest expense (Non-GAAP)	397,959	380,027	773,337	710,571
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$388,903	$317,473	$761,397	$558,271

Net interest income earnings per common share - diluted (GAAP)	$6.97	$6.13	$13.96	$12.20
Tax equivalent interest	0.12	0.11	0.23	0.22
Net interest income - FTE (Non-GAAP)	7.09	6.24	14.19	12.42
Noninterest income (GAAP)	3.21	2.91	5.89	5.47
Noninterest expense (GAAP)	5.23	5.16	10.21	10.97
Acquisition expense	0.02	0.19	0.08	0.94
Severance expense	—	—	0.03	0.01
FDIC special assessment	—	(0.01)	(0.01)	—
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$5.09	$4.17	$9.97	$7.87

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of June 30,
	2026	2025
Total common shareholders' equity (GAAP)	$7,748,351	$6,885,023
Less: Intangible assets
Goodwill	1,837,594	1,812,694
Other intangibles, net	439,949	531,918
Total intangibles, net	2,277,543	2,344,612
Total tangible common shareholders' equity (Non-GAAP)	$5,470,808	$4,540,411

Total common shares outstanding	75,947,552	75,927,002

Ratio of total common shareholders' equity (book value) per share	$102.02	$90.68
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	72.03	59.80